FOR IMMEDIATE RELEASE

CONTACTS    James G. Rakes, Chairman, President & CEO  (540) 951-6236
jrakes@nbbank.com
David K. Skeens, Treasurer  (540) 951-6347
dskeens@nbbank.com

NATIONAL BANKSHARES, INC.’S FIRST QUARTER
EARNINGS UP BY MORE THAN 11% OVER LAST YEAR

BLACKSBURG, VA, APRIL 15, 2010: Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) reported record net income of nearly $3.77 million for the quarter ended March 31, 2010.  Net income is 11.28% above the nearly $3.39 million posted by the Company on March 31, 2009, which was itself a record total for the first quarter of the year.  Basic net income per share for the first three months of 2010 was $0.54, up from $0.49 per share earned in the same period last year. Net loans were at $580.93 million on March 31, 2010, a 2.2% increase over net loans of $568.60 million at the end of the first quarter of 2009 and a slight decline from the $583.02 million reported at year-end.  At March 31, 2010, National Bankshares, Inc. had total assets of $992.94 million, up from both the $982.37 million reported at December 31, 2009 and the $979.79 million in total assets at the end of the first quarter of 2009.   At March 31, the Company reported a return on average assets of 1.57%, a return on average equity of 12.27% and a net interest margin of 4.57%.

The Company’s Chairman, President and CEO, James G. Rakes, said, “At our National Bank subsidiary during the first quarter of the year, the migration of longer-term, higher-cost time deposits into shorter-term deposits continued.  We were able to take advantage of the resulting lower cost of funds in this interest rate environment to maximize the net interest margin.  The result has been good earnings. As has been our longtime practice, we also carefully monitored controllable expenses during the quarter.”   Mr. Rakes went on to say, “This level of earnings has allowed us to continue to prudently add to the allowance for loan losses to help us work through a period of higher nonperforming assets and loan charge-offs.  Our trade area was not as seriously impacted as some other parts of the country during the early stages of the recession.  But we anticipated that our customers would not be able to totally escape its effects, and we have been preparing for this time.  The ratio of nonperforming assets to net loans, plus other real estate owned, grew to 1.77% at March 31, while the ratio of the allowance for loan losses to total loans was 1.21% at the end of the first quarter.”

National Bankshares, Inc. is a financial holding company with headquarters in Blacksburg, Virginia.  It is the parent company of the National Bank of Blacksburg, which does business as National Bank from 25 offices throughout Southwest Virginia, and of National Bankshares Financial Services, Inc., an insurance and investments subsidiary in the same market.  National Bankshares’ stock is traded on the NASDAQ Capital Market under the symbol “NKSH”.  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet

($ in thousands)	(Unaudited)		(Audited)
Assets	March 31, 2010	March 31, 2009	December 31, 2009
Cash and due from banks	$11,744	$13,603	$12,894
Interest-bearing deposits	55,706	41,929	32,730
Federal funds sold	---	---	---
Securities available for sale	161,543	166,007	168,041
Securities held to maturity	125,547	134,484	129,376
Total securities	287,090	300,491	297,417
Mortgage loans held for sale	1,358	998	126
Loans:
Real estate construction loans	47,245	58,645	45,625
Real estate mortgage loans	165,604	164,684	165,542
Commercial and industrial loans	284,242	249,925	283,998
Consumer loans	92,035	102,533	95,844
Total loans	589,126	575,787	591,009
Less: unearned income and deferred fees	(1,052)	(1,069)	(1,062)
Loans, net of unearned income and deferred fees	588,074	574,718	589,947
Less: allowance for loan losses	(7,141)	(6,118)	(6,926)
Loans, net	580,933	568,600	583,021
Bank premises and equipment, net	10,729	11,070	10,628
Accrued interest receivable	6,186	6,209	6,250
Other real estate owned	2,567	1,918	2,126
Intangible assets	12,355	13,441	12,626
Other assets	24,276	21,528	24,549
Total assets	$992,944	$979,787	$982,367

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$116,153	$112,473	$122,549
Interest-bearing demand deposits	325,214	285,218	310,629
Savings deposits	53,977	49,178	51,622
Time deposits	362,124	410,960	367,312
Total deposits	857,468	857,829	852,112
Other borrowed funds	---	51	---
Accrued interest payable	392	650	336
Other liabilities	8,580	7,701	7,843
Total liabilities	866,440	866,231	860,291

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,933,474 shares at March 31, 2010, 6,929,474 shares at March 31, 2009 and 6,933,474 shares at December 31, 2009	8,667	8,662	8,667
Retained earnings	117,670	108,743	113,901
Accumulated comprehensive income	167	(3,849)	(492)
Total stockholders' equity	126,504	113,556	122,076
Total liabilities and stockholders' equity	$992,944	$979,787	$982,367

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans	$9,176	$9,462
Interest on federal funds	---	---
Interest on interest-bearing deposits	19	24
Interest on securities - taxable	1,443	1,561
Interest on securities - nontaxable	1,602	1,531
Total interest income	12,240	12,578

Interest Expense
Interest on time deposits of $100,000 or more	946	1,491
Interest on other deposits	2,033	2,920
Interest on borrowed funds	---	1
Total interest expense	2,979	4,412
Net interest income	9,261	8,166
Provision for loan losses	647	370
Net interest income after provision for loan losses	8,614	7,796

Noninterest Income
Service charges on deposit accounts	714	804
Other service charges and fees	47	73
Credit card fees	666	625
Trust income	269	276
BOLI income	185	172
Other income	104	77
Realized securities gains (losses), net	(14)	80
Total noninterest income	1,971	2,107

Noninterest Expense
Salaries and employee benefits	2,856	2,831
Occupancy and furniture and fixtures	491	469
Data processing and ATM	357	322
FDIC assessment	263	121
Credit card processing	508	463
Intangibles and goodwill amortization	271	278
Net costs of other real estate owned	33	60
Franchise taxes	239	227
Other operating expenses	766	859
Total noninterest expense	5,784	5,630
Income before income tax expense	4,801	4,273
Income tax expense	1,032	886
Net income	$3,769	$3,387

Basic net income per share	$0.54	$0.49
Fully diluted net income per share	$0.54	$0.49
Weighted average outstanding number of common shares
Basic	6,933,474	6,929,474
Diluted	6,952,812	6,934,846
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$18.25	$16.39

Key Ratios and Other Data
(Unaudited)

($ in thousands)	Three Months Ending
Average Balances	March 31, 2010	March 31, 2009
Cash and due from banks	$11,197	$11,811
Interest-bearing deposits	34,866	41,121
Securities available for sale	163,438	160,767
Securities held to maturity	125,448	125,712
Mortgage loans held for sale	619	1,091
Gross loans	589,379	574,246
Loans, net	581,296	567,190
Intangible assets	12,511	13,601
Total assets	971,844	960,824
Total deposits	838,697	839,828
Other borrowings	---	53
Stockholders' equity	124,529	113,111
Interest-earning assets	909,654	901,837
Interest-bearing liabilities	723,107	730,963

Financial Ratios
Return on average assets	1.57%	1.43%
Return on average equity	12.27%	12.14%
Net interest margin	4.57%	4.08%
Net interest income - fully taxable equivalent	$10,241	$9,077
Efficiency ratio	47.36%	50.34%
Average equity to average assets	12.81%	11.77%

($ in thousands)
Allowance for Loan Losses
Beginning balance	$6,926	$5,858
Provision for losses	647	370
Charge-offs	(455)	(123)
Recoveries	23	13
Ending balance	$7,141	$6,118

Asset Quality Data
(Unaudited)

($ in thousands)
Nonperforming assets	March 31, 2010	March 31, 2009
Nonaccrual loans	$7,743	$1,337
Restructured loans	---	---
Total nonperforming loans	7,743	1,337
Other real estate owned	2,567	1,918
Total nonperforming assets	$10,310	$3,255
Loans 90 days or more past due	$2,217	$1,607

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.77%	0.56%
Allowance for loan losses to total loans	1.21%	1.06%
Allowance for loan losses to nonperforming loans	92.23%	457.59%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.38%	0.28%